UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2023, RespireRx Pharmaceuticals Inc. (the “Company” or the “Corporation”) entered into a Settlement and Exchange Agreement (“Settlement Agreement”) with DNA Healthlink, Inc. (“DNA Healthlink”), a vendor that provides the Company with the services of our Senior Vice President of Research and Development, Richard Purcell. Also on September 26, 2023, the Company and DNA Healthlink entered into the Second Amendment to Consulting Agreement (“Amendment”).

Pursuant to the terms of the Settlement Agreement, the parties agreed that the Company owed DNA Healthlink $394,000 and that in settlement of $50,000 of the $394,000 owed, DNA Healthlink would be issued 250 shares of Series I 8% Redeemable Preferred Stock (“Series I Preferred Stock”) and 250 shares of Series J 8% Voting, Participating, Redeemable Preferred Stock (“Series J Preferred Stock”) and the amount owed would be reduced to $344,000. The remaining amount of $344,000 is payable upon the completion of an Eligible Payment Event as defined in the Certificate of Designation, Preferences, Rights and Limitations of the Series I Preferred Stock. If no Eligible Payment Event has occurred by May 31, 2025, then the remaining amount of $344,000 less any amounts previously paid will be due and payable in seven equal monthly installments beginning June 1, 2025.

Pursuant to the terms of the Amendment, the Company and DNA Healthlink agreed to amend the First Amendment to the Consulting Agreement dated October 15, 2014 by replacing Section 3. Compensation with a new Section 3 that calls for the Company to prepay on a cash retainer basis, in installments of $5,000 or other amounts agreed by both parties, against invoices to be rendered for work performed. An hourly rate of $250 per hour is to be invoiced by DNA Healthlink no less frequently than monthly at which time such invoices will be deemed paid in whole or in part, as appropriate, until the $5,000 prepayment has been applied against such invoices at which time an additional $5,000 retainer will be remitted by the Company and the process will repeat.

The scope of the work is to be mutually agreed in advance in writing on a regular and as needed basis.

In addition, the Amendment contained a new Section 7(a). Term which defined the term to be one-year and shall be automatically renewed for one-year renewal periods unless notice of cancellation is provided by either party within 30 days of September 26, 2024 or within 30 days of the end of any renewal period.

The foregoing descriptions of the Settlement Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Settlement and Exchange Agreement and the Second Amendment to Consulting Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 respectively.

The information set forth in Item 3.02 herein is incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 and Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Item 7.01. Regulation FD Disclosure.

ResolutionRx Ltd establishes stock registry services agreement with Registry Direct Pty Limited in Australia

Effective as of September 27, 2023, ResolutionRx Ltd (“ResolutionRx”), a wholly-owned subsidiary of the Company entered into a Registry Service Agreement with Registry Direct Pty Limited (“Registry Direct”), an Australian company. The services are analogous to stock transfer agent services in the United States. The services to be provided by Registry Direct include but are not limited to: (i) general and maintenance services such as maintaining records of each holding and managing requests, (ii) transaction services such as registering changes with respect to holdings and processing elections, (iii) various dividend distribution services, (iv) provision of standard reports, (iv) processing payments, transfers and other similar activities, (v) certain meeting services and (vi) processing applications for and issuing shares.

This is another step taken by ResolutionRx to ensure the processing and issuance of securities associated with its current securities offering in Australia and with respect to other matters associated with having outside shareholders.

The information set forth in Item 3.02 herein is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

Exhibit Number	Exhibit Description
99.1	Settlement and Exchange Agreement with DNA Healthlink, Inc. dated September 26, 2023
99.2	Second Amendment to Consulting Agreement with DNA Healthlink, Inc. dated September 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer

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